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                                                                    Exhibit 3.63

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 12:00 PM 05/29/1996
                                                          960154797 - 2628201

                              CERTIFICATE OF TRUST

                                       OF

                               TXI OPERATING TRUST

          (Pursuant to Section 3810 of the Delaware Business Trust Act)

To the Secretary of State
State of Delaware:

             It is hereby certified that:

             1. The name of the business trust is TXI Operating Trust (the "Trust").

             2. The address of the registered office of the Trust in the State of Delaware is Attention: Corporate Trust Department, 900 Market Street, New Castle County, Wilmington, Delaware 19801, and the name of the registered agent for service of process on the Trust is Delaware Trust Capital Management, a Delaware banking corporation.

             3. Delaware Trust Capital Management, a Delaware banking corporation, whose business address is Attention: Corporate Trust Department, 900 Market Street, New Castle County, Wilmington, Delaware, 19801, is a statutory trustee of the Trust.

             4. This Certificate of Trust shall be effective upon filing.

Executed on May 28, 1996.

                              TRUSTEES:

                              /s/ James R. McCraw
                              --------------------------------------------------
                              James R. McCraw, Managing Trustee

                              Address: 1341 Mockingbird Lane, 7th Floor Dallas, Texas 75247